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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1999.

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           --------------------------

                              OPTIO SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                GEORGIA                                 58-1435435
        (State of Incorporation                      (I.R.S. Employer
           or Organization)                       Identification Number)


                               3015 WINDWARD PLAZA
                               WINDWARD FAIRWAY II
                            ALPHARETTA, GEORGIA 30005
                                 (770) 576-3500
          (Address of Principal Executive Offices, Including Zip Code)

                           ---------------------------

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |_|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|


  Securities Act registration statement file number to which this form relates:
                           Registration No. 333-89181


        Securities to be registered pursuant to Section 12(b) of the Act:


                                      NONE


        Securities to be registered pursuant to Section 12(g) of the Act:


                           COMMON STOCK, NO PAR VALUE
                                (Title of Class)

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THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES. CERTAIN EXHIBITS ARE
INCORPORATED IN THIS REGISTRATION STATEMENT BY REFERENCE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 FILED OCTOBER 15, 1999, AND AMENDMENT NO. 2 THERETO FILED DECEMBER 6, 1999.



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant hereby incorporates by reference herein the description of the Registrant's Common Stock, no par value per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Amendment No. 2 to Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on December 6, 1999 (Registration No. 333-89181), and as such section may be amended until the time such Registration Statement is declared effective. The Registrant's Articles of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the Registrant's Registration Statement on Form S-1 (Registration No. 333-89181) as originally filed on October 15, 1999.


ITEM 2.           EXHIBITS.

         The following exhibits are filed as part of the Registration Statement.

         2(a) Registration Statement on Form S-1, as filed with the Securities and Exchange Commission and amended from time to time (Registration No. 333-89181).

         2(b) Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-89181) as filed with the Securities and Exchange Commission on October 15,
                  1999).

         2(c)     Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-89181) as filed with the Securities and Exchange Commission on October 15, 1999).

         2(d) Copy of form of stock certificate for the Registrant's Common Stock (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-89181) as filed with the Securities and Exchange Commission on October 15, 1999).



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  Optio Software, Inc.



                                  By: /s/ F. Barron Hughes
                                     -------------------------------------------
                                      F. Barron Hughes
                                      CHIEF FINANCIAL OFFICER, SECRETARY AND
                                      TREASURER


Date:   December 9, 1999